NANO-JET CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2006

NANO-JET CORP.

(A Development Stage Company)

JUNE 30, 2006

CONTENTS

                                                                                                                                                                                                    Page

Accountant's Report                                                                                                                                                                         1

Balance Sheet                                                                                                                                                                                   2

Statement of Earnings (Deficit) and Retained Deficit

    For the Period from Inception July 15 ,2005 to June 30, 2006                                                                                                       3

Statement of Shareholders' Deficiency June 30, 2006                                                                                                                        4

Statement of Cash Flows for the Period from Inception July 15 ,2005 June 30, 2006                                                                         5

Notes to Financial Statements                                                                                                                                                         6-10

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

INDEPENDENT REGISTERED ACCOUNTANT'S REPORT

Board of Directors

NANO-JET CORP.

Bellevue, Washington

We have audited the accompanying balance sheet of NANO-JET CORP. (A Development Stage Company), as of June 30, 2006 and the related statements of net income (deficit), retained earnings (deficit), shareholders' equity and cash flows for the period from inception February 15, 2005 to June 30, 2006. These financial statements are the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NANO-JET CORP. a development stage company, as of June 30, 2006 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company's significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern without the continued support of its shareholders, and its ability to generate funds through share issuances. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas J Harris, CPA

August 29, 2006

NANO-JET CORP.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

JUNE 30, 2006

ASSETS

Current Assets:
Cash	$46,691
Accounts Receivable	3,500
Inventory	11,455

Total Current Assets	$61,646

Fixed Assets:
Property, Plant and Equipment	$-0-
Accumulated Depreciation	-0-
Total Fixed Assets	$-0-

Other Assets:
Intangible Assets (net)	$-0-
TOTAL ASSETS	$61,646
LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	$2,506
Short Term Notes Payable	161,861
Total Current Liabilities	$164,367

Other Liabilities:
Leases Payable	$-0-
Long Term Notes Payable	-0-
Total Other Liabilities	$-0-

Total Liabilities	$164,367

Stockholders' Equity:
Common Stock, $.001 par value
100,000,000 shares authorized and
81,005,000 shares issued	$81,005
Paid in Surplus	-0-
Accumulated Deficit	(183,726)
Total Stockholders' Equity	$(102,721)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$61,646

See accompanying notes and accountants' report.

NANO-JET CORP.

(A Development Stage Company)

Statement of Earnings (Deficit) and Retained Deficit

For The Period From Inception July 15,2005 to June 30, 2006

See accompanying notes and accountants' report.

NANO-JET CORP.

(A Development Stage Company)

Statement of Stockholders' Deficiency

For The Period From Inception July 15,2005 to June 30, 2006

	COMMON STOCK		PAID IN SURPLUS	ACCUM
	SHARES	AMOUNT	AMOUNT	DEFICIT	TOTAL
Shares Issued to Founders	81,005,000	$ 81,005			$ 81,005

Net Loss				$ (183,726)	(183,726)

Balance, June 30, 2006	81,005,000	$ 81,005	$ -0-	$ (183,726)	$ (183,726)

See accompanying notes and accountants' report.

NANO-JET CORP.

(A Development Stage Company)

Statement of Cash Flows

For The Period From Inception July 15,2005 to June 30, 2006

Cash Flows from Operating Activities
Loss for the period	$(183,726)
Adjustments to reconcile net income to net cash
Provided by operating activities:
Professional fees paid in stock	81,005
(Increase) Decrease in Inventory	(11,455)
(Increase) Decrease in Accounts Receivable	(3,500)
(Decrease) Increase in Accounts Payable	2,506
(Decrease) Increase in Notes Payable	161,861

Net Cash Provided by Operating Activities	$46,691

Cash Flows from Investing Activities
Purchase of Equipment	$-0-

Net cash Used by Investing Activities	$-0-

Cash Flows from Financing Activities
Issuance of Common Stock	$-0-
(Decrease) Increase in Notes Payable	-0-
Net Cash Provided by Financing Activities	$-0-

Net (Decrease) Increase in Cash
And Cash Equivalents	$46,691

Cash and Cash Equivalents at
Beginning of Period	-0-

Cash and Cash Equivalents at
End of Period	$46,691

Represented by:
Cash in Bank	$46,691

See accompanying notes and accountants' report.

NANO-JET CORP.

(A Development Stage Company)

Notes to Consolidated Financial Statements

1. Company Description

Nano-Jet Corp. (A Development Stage Company) is a corporation formed under Nevada law with its principal office location at 13221 Redmond Way, Redmond, Washington. The Company was formed on July 15, 2005.

2. Going Concern

The financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States of America that are applicable to a going concern, meaning that the company will be able to discharge its liabilities in the normal course of operations.

The company has sustained significant operating losses of $183,726 during the current period. At June 30, 2006, it has a working capital deficiency of $117,676. These factors together raise substantial doubt about the company's ability to continue as a going concern.

The company's ability to discharge its liabilities is dependent upon the continued support of its shareholders and its ability to generate funds through share issuances.

Nano-Jet Corp. is acting proactively through merger with a publicly held shell. After the merger the Company intends to sell shares of its Common stock on the open market.

3. Accounting Policies

The financial statements have been prepared in accordance with generally accepted accounting principles and reflect the following policies:

(a) Financial instruments

The company's financial instruments consist of cash, accounts receivable, accounts payable, leases payable and notes payable. It is management's opinion that the company is not exposed to significant interest rate risk arising from these financial instruments and that the carrying values approximate their fair values, except as stated in Note 5. The Company expects to pay this note off shortly.

(b) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity date of three months or less to be cash equivalents.

(c) Accounts receivable

The balance shown has no allowance for doubtful accounts. In managements opinion there is no need for an allowance, the current receivable is from one customer and was paid prior to the issuance of these financial statements.

NANO-JET CORP.

(A Development Stage Company)

Notes to Consolidated Financial Statements

3. Accounting Policies (continued)

(d) Inventories

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market and consist mainly of finished goods. A breakdown of inventory is as follows:

Stock on Hand	$7,260
Held by customers to test	1,628
On consignment	691
Held by salespeople	1,876
Total	$11,455

(e) Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the year reported. Actual results could differ from those estimates.

(f) Income Taxes

Effective July 15, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the year in which the temporary differences are expected to reverse. There was no cumulative effect of adopting SFAS No. 109.

(g) Revenue

Generally, the Company records revenue from product sales when the product is shipped. Contracts with certain distributors may have terms which cause the Company to record revenue when the product is sold to third parties.

( h) Basic and diluted loss per share

Basic loss per common share is based upon the net loss for the year divided by the weighted average number of common shares outstanding during the year. Diluted loss per common share adjusts for the effect of stock options only in the periods presented in which such effect would have been dilutive. Such effect was not dilutive in any of the years presented.

NANO-JET CORP.

(A Development Stage Company)

Notes to Consolidated Financial Statements

4. Income Taxes

As discussed in Note 3, effective July 15, 2005, the Company applied the provisions of SFAS No. 109 in accounting for income taxes. The adoption of SFAS No. 109 had no cumulative effect on the results of operations.

The Company has no income tax provision for the quarter ended June 30, 2006 due to the net operating loss.

The income tax effect of the temporary differences giving rise to the Company's deferred tax assets as of June 30, 2006 is as follows:

Federal net operating loss carryforwards	$183,726

Total deferred tax asset	54,903
Valuation allowance	(54,903)

Net deferred tax asset	$-0-

At June 30, 2006, the Company had unused net operating loss carryforwards for income tax purposes available to offset future taxable income, if any, as follows:

	Alternative
Expiring In	Regular Tax	Minimum Tax

2021	183,726	183,726
	$ 183,726	$ 183,726

5. Short Term Notes Payable
Short term notes payable at June 30, 2006, consisted of the following:
Note payable to an individual, E Perry,
no monthly installments at this time,
interest is accrued at 20% annually,
due date August 2006, unsecured.	$ 25,000
Note payable ITS, no interest stated, no payments
Scheduled, unsecured	18,842
Note payable to Shareholder no Interest stated due
November 22, 2006, unsecured	118,019
Total	$ 161,861

8. Commitments And Contingencies

The Company has no significant commitments or contingencies.